May 19, 2009

Board of Directors
Carthew Bay Technologies Inc.
Brookfield Place, 181 Bay Street
Suite 2500, Toronto, ON
M5J AT7

Dear Sirs:

We consent to the incorporation by reference in the Registration Statement on Form 20-F (No. 000-31481) of Carthew Bay Technologies Inc. of our report dated April 24, 2008 relating to the consolidated financial statements for the years ended December 31, 2007 and 2006 which appears in this Form 20-F.

Yours very truly,
Danziger Hochman Partners LLP

/s/ Danziger Hochman Partners LLP